UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2011

AVENUE SOUTH LTD.
(Exact name of registrant as specified in its charter)

Nevada	333-168346	26-0478989
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11759 Crystal Avenue
Chino, CA 91710
(Address of principal executive office)

(909) 465-1030
(Registrant's telephone number, including area code)

                                         5 Victory Road, Suffern, NY 10901
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

Effective August 18, 2011, the board of directors appointed Georgette Mathers to fill a vacancy on the board of directors.

Irina Goldman, the Company’s President, Secretary, Principal Accounting Officer and Director resigned from the board of directors and resigned as the Company’s President, Secretary, and Principal Accounting Officer. In addition, Fung Chun Ngai, the Company’s Treasurer, Director and Vice President of Sales resigned from the board of directors and resigned as the Company’s Treasurer and Vice President of Sales. Georgette Mathers was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer and Secretary. Ms. Goldman’s and Ms. Ngai’s resignations as both an officer and director was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Georgette Mathers, 57 years of age, President, Chief Executive Officer, Chief Financial Officer, Secretary and Director.

Ms. Mathers is a corporate paralegal and has worked in the legal profession for over 20 years.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which Ms. Mathers is a party in connection with this appointment as a director and an officer of this Company.

No transactions occurred in the last two years to which the Company was a party in which Ms. Mathers had or is to have a direct or indirect material interest.

Item 8.01	Other Events

Effective August 19, 2011, the business is now located at 11759 Crystal Avenue, Chino, California 91710. The telephone number is 909-465-1030 and the fax number is 951-848-9520.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENUE SOUTH LTD.

Date: August 19, 2011	By:	/s/ Georgette Mathers
Georgette Mathers,
Chief Executive Officer